Exhibit 10.3

AMENDMENT NO. 1 TO

ADVISORY CONSULTING AGREEMENT

AMENDMENT NO. 1 TO ADVISORY CONSULTING AGREEMENT (the “Amendment”) dated as of December 21, 2018, by and between KATALYST SECURITIES LLC, a broker dealer registered with the Financial Industry Regulatory Authority (“FINRA”) (“Katalyst”) and NEUROTROPE, INC., a publicly traded company incorporated in the State of Nevada (the “Company”).

WHEREAS, Katalyst and Neurotrope entered into that certain Advisory Consulting Agreement, dated as of December 14, 2018 (the “Agreement”), and now desire to amend the Agreement to reflect certain changes agreed to by the parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Katalyst agree as follows:

1.	Amendment. Section 4 of the Agreement is hereby amended and restated to read as follows:

“4. Consulting Fee. The Company agrees to pay Katalyst an advisory consulting fee totaling One Million One Hundred Thirty-Five Thousand Five Hundred Fifty-Eight Dollars and Sixty-Seven Cents ($1,135,558.67) for the Term promptly by wire transfer to the bank designated by Katalyst. In addition, the Company agrees to pay the reasonable legal fees of Katalyst’s counsel not in excess of $25,000.

Also, at the closing of the Offering, the Company will deliver to Katalyst (or its designees), warrants to purchase 63,157 shares of the Company’s Common Stock (the “Consulting Warrants”). The Consulting Warrants shall have an exercise price equal to $6.25 and expire five (5) years from the date of grant, include a net exercise provision (in the event of the resale of the shares of common stock underlying the Consulting Warrants are not then registered or in the event of a sale of the Company), and include the customary anti-dilution provisions covering stock splits, dividends, mergers and similar transactions. To the extent permitted by applicable laws, all warrants shall permit unencumbered transfer to Katalyst’s employees and affiliates and the warrants may be issued directly to Katalyst’s employees and affiliates at Katalyst’s request.”

2.	Governing Law; Consent to Jurisdiction. This Amendment shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

3.	Effectiveness. Except as amended and set forth above, the Agreement shall continue in full force and effect.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

Neurotrope, Inc.

By: /s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer

Katalyst Securities LLC

By: /s/ Michael Silverman
Name: Michael Silverman
Title: Managing Director

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